investor.arrow.com First Quarter 2022 CFO Commentary

2 2 CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and prior quarter of last year. The discussion of our results may exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document. The following reported and non-GAAP information included in this CFO commentary is unaudited and should be read in conjunction with the company’s Form 10-Q for the quarterly period ended April 2, 2022, and the company's 2021 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

3 3 First-Quarter Summary Arrow Electronics experienced strong market demand for electronic components and associated design, engineering and supply chain services in the first quarter, leading to record quarterly sales that exceeded the high end of the prior expectation. Arrow is helping customers navigate shortages and supply chain challenges so they can maintain production, bring new electronic products to market, and securely manage their applications and data. By helping to mitigate production risks and facilitate a continuous stream of products to market, Arrow deepens customer relationships and solidifies its position as a trusted partner. Capitalizing on strong sales with focused execution produced record quarterly gross profit, operating income and earnings per share. During the first quarter, demand for electronic components remained robust in all three regions. Demand growth, year over year, was exceptionally strong in the Americas and EMEA regions, and was strong from industrial and aerospace and defense customers in both regions. A favorable mix of higher margin products and solutions, along with regional mix and higher prices, resulted in record quarterly operating income and margins. For the enterprise computing solutions business, customer engagements increased and expanded, resulting in healthy order activity. While the IT demand environment was healthy, sales mix was more skewed toward software and cloud-based solutions. Hardware-related sales continued to face challenges from supply-chain bottlenecks. Hence, sales were slightly above the midpoint of the prior guidance range but had somewhat understated activity levels during the quarter. Returns metrics reached new highs for any first quarter, aided by record profitability and continued careful management of working capital. Cash was returned to shareholders through the repurchase of 2.0 million shares for $250 million. This was the fourth consecutive quarter where repurchases totaled $250 million, bringing total cash returned to shareholders over the last 12 months to approximately $1 billion. At the end of the first quarter, remaining repurchase authorization totaled approximately $513 million. $250 million in share repurchases during the quarter. Approximately $1 billion in total cash returned to shareholders over the last 12 months

4 Consolidated sales were $9.07 billion Above the prior expectation of $8.35-$8.95 billion Changes in foreign currencies negatively impacted sales growth by $152 million year over year, slightly below the prior expectation of a $160 million negative impact to growth 4 Consolidated Overview First Quarter 2022 * $ in millions, except per share data; may reflect rounding. Record first-quarter sales, gross profit operating income, and earnings per share Consolidated gross profit margin was 13.3% Up 220 basis points year over year due to higher margins in both global components and global enterprise computing solutions Operating income margin was 5.6% and non-GAAP operating income margin was 5.8% Interest and other expense, net was $34 million P&L Highlights* Q1 2022 Y/Y CHANGE Y/Y CHANGE ADJUSTED FOR CURRENCY Q/Q CHANGE Sales $9,074 8% 10% 1% Gross Profit Margin 13.3% 220 bps 230 bps flat Operating Income $510 70% 75% flat Operating Margin 5.6% 200 bps 210 bps (10) bps Non-GAAP Operating Income $524 67% 71% flat Non-GAAP Operating Margin 5.8% 200 bps 210 bps flat Net Income $365 77% 80% (2)% Diluted EPS 5.31 95% 99% 1% Non-GAAP Net Income $373 73% 77% (1)% Non-GAAP Diluted EPS 5.43 91% 95% 1% Operating expenses as a percentage of sales were 7.6%, up 10 basis points year over year Non-GAAP operating expenses as a percentage of sales were 7.6%, up 20 basis points year over year Slightly below our prior expectation of $35 million due to higher interest income offset partially by higher rates on floating rate debt

5 5 Effective tax rate was 23.5%, and non-GAAP effective tax rate was 23.5% Non-GAAP effective tax rate was in line with the prior expectation and the target long-term range of 23% - 25% Diluted shares outstanding were 69 million In line with the prior expectation Diluted earnings per share were $5.31 Above the prior expectation of $4.32 - $4.48 Non-GAAP diluted earnings per share were $5.43 Above the prior expectation of $4.44 - $4.60 A reconciliation of non-GAAP financial measures, including sales, sales for each segment and in each region, gross profit, operating income, income before income taxes, provision for income taxes, net income, net income attributable to shareholders, net income per share, return on working capital, and return on invested capital to GAAP financial measures is presented in the reconciliation tables included herein. First Quarter 2022

Components

Global


Operating Income ($ in millions)
$289
$296
$327
$339
$385
$392
$430
$437
$499
$506
Q1-'21
Q2-'21
Q3-'21
Q4-'21
Q1-'22
GAAP
Non-GAAP

ARROW

Record quarterly sales, operating income, and operating margin

First-quarter sales increased 12% year over year

Sales of $7.2 billion were above the prior expectation of $6.68-$6.98 billion

Record quarterly sales

Lead times increased year over year and compared to the prior quarter

Backlog increased significantly year over year

Book-to-bill was above parity in all regions

Operating margin of 6.9% increased 240 basis points year over year

Record quarterly operating income and operating margin

Non-GAAP operating margin of 7.0% increased 240 basis points year over year

Margins increased in Asia, Americas, and Europe year over year

Return on working capital increased year over year

6

7 7 Components First-quarter sales increased 38% year over year Record sales for any quarter Strong growth in transportation, communications, industrial, and aerospace and defense sales year over year Growth in medical devices, lighting, and data processing sales year over year Sales ($ in millions) Americas Record quarterly Americas components sales $1,701 $1,971 $2,019 $2,137 $2,341 Q1-'21 Q2-'21 Q3-'21 Q4-'21 Q1-'22

8 8 Components First-quarter sales decreased 8% year over year Record first-quarter gross profit and gross profit margin despite lower top line due to improved customer and product mix and market conditions driving higher prices compared to the prior year Growth in transportation sales year over year Networking and communications, consumer, and industrial sales decreased year over year Sales ($ in millions) Asia Record first-quarter Asia components gross profit $3,173 $3,149 $3,009 $2,949 $2,932 Q1-'21 Q2-'21 Q3-'21 Q4-'21 Q1-'22

9 9 Components First-quarter sales increased 23% year over year Sales increased 31% year over year adjusted for changes in foreign currencies Record first-quarter sales Strong growth in industrial, industrial automation, communications, computer/data processing, aerospace and defense, and lighting sales year over year Growth in medical devices, transportation, and consumer sales year over year Sales ($ in millions) Europe Record quarterly sales, gross profit, and operating income $1,569 $1,491 $1,596 $1,594 $1,927 Q1-'21 Q2-'21 Q3-'21 Q4-'21 Q1-'22

10 10 Enterprise Computing Solutions Global First-quarter sales decreased 3% year over year Sales decreased 1% year over year adjusted for changes in foreign currencies Operating income increased 11% year over year Non-GAAP operating income increased 10% year over year Operating margin of 4.6% increased 60 basis points year over year Non-GAAP operating margin of 4.7% increased 60 basis points year over year Return on working capital remains favorable Operating Income ($ in millions) Enterprise computing solutions operating margin increased 60 bps year over year $77 $81 $77 $155 $86$80 $83 $79 $157 $88 GAAP Non-GAAP Q1-'21 Q2-'21 Q3-'21 Q4-'21 Q1-'22

11 11 First-quarter sales decreased 9% year over year Decrease in storage and virtualization software year over year Sales ($ in millions) Americas Enterprise computing solutions Americas sales decreased 9% year over year $1,151 $1,167 $1,204 $1,357 $1,048 Q1-'21 Q2-'21 Q3-'21 Q4-'21 Q1-'22 Enterprise Computing Solutions

12 12 Sales ($ in millions) Enterprise Computing Solutions Europe Record quarterly sales and operating income $791 $785 $685 $980 $827 Q1-'21 Q2-'21 Q3-'21 Q4-'21 Q1-'22 First-quarter sales increased 5% year over year Sales increased 11% year over year adjusted for changes in foreign currencies Growth in storage, security, and software year over year

13 131 Repurchased approximately $250 million of stock in the first quarter, bringing total cash returned to shareholders over the last 12 months to approximately $1 billion. Cash Flow from Operations Cash flow provided by (used for) operating activities was $(200) million in the first quarter and was $223 million over the last 12 months. Working Capital The company reports return on working capital ("ROWC") and ROWC (non-GAAP) to provide investors an additional method for assessing working capital. The company uses ROWC to measure economic returns to help the company evaluate the effectiveness of investments in the inventories we chose to buy and the business arrangements we have with our customers and suppliers. ROWC was 33.2% in the first quarter, up 790 basis points year over year. ROWC (non-GAAP) was 34.1% in the first quarter, up 750 basis points year over year. Return on Invested Capital The company reports return on invested capital ("ROIC") and ROIC (non-GAAP) to provide investors an additional method for assessing operating income. Among other uses, the company uses ROIC to measure economic returns relative to our cost of capital in evaluating overall effectiveness of our business strategy. ROIC was 19.4% in the first quarter, up 650 basis points year over year. ROIC (non-GAAP) was 20.0% in the first quarter, up 640 basis points year over year. Share Buyback We repurchased approximately 2.0 million shares for $250 million in the first quarter. Total cash returned to shareholders over the last 12 months was approximately $1 billion. Debt and Liquidity Net debt totaled $2.9 billion. Total liquidity was $2.6 billion when including cash of $243 million. Cash Flow, Returns, and Liquidity First Quarter 2022

14 14 Outlook: Second Quarter 2022 We are expecting the average USD-to-Euro exchange rate for the second quarter of 2022 to be $1.08 to €1 compared to $1.21 to €1 in the second quarter of 2021. We estimate changes in foreign currencies to have negative impacts on growth of approximately $300 million on sales, and $.20 on earnings per share on a diluted basis compared to the second quarter of 2021. Guidance Second-Quarter 2022 Guidance Quarter Closing Dates Beginning and ending dates may impact comparisons to prior periods Second-Quarter 2022 Guidance Reconciliation * Assumes an average tax rate of approximately 23.5% compared to the 23% to 25% long-term target range. Consolidated Sales $9.04 billion to $9.64 billion Global Components $7.29 billion to $7.59 billion Global ECS $1.75 billion to $2.05 billion Diluted Earnings Per Share* $5.32 to $5.48 Non-GAAP Diluted Earnings Per Share* $5.48 to $5.64 Interest and other expense, net $36 million Diluted shares outstanding 67 million REPORTED GAAP MEASURE INTANGIBLE AMORTIZATION EXPENSE RESTRUCTURING & INTEGRATION CHARGES NON-GAAP MEASURE Net income per diluted share $5.32 - $5.48 $.10 $.06 $5.48 to $5.64 First Second Third Fourth 2021 Apr. 3 Jul. 3 Oct. 2 Dec. 31 2022 Apr. 2 Jul. 2 Oct. 1 Dec. 31

15 Information Relating to Forward-Looking Statements This presentation includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the second quarter of fiscal 2022, such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest expense, average USD-to-Euro exchange rate, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, and expectation regarding market demand. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: potential adverse effects of the ongoing global COVID-19 coronavirus pandemic, including actions taken to contain or mitigate the impact of COVID-19, impacts of the conflict in Ukraine, industry conditions, changes in product supply, pricing and customer demand, the global supply chain disruption, economic conditions, inflationary pressures, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, foreign currency fluctuation, changes in legal and regulatory matters, non-compliance with certain regulations such as export, anti-trust, and anti- corruption laws, foreign tax and other loss contingencies, and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward- looking statements, see the section entitled “Risk Factors” in the company's reports on Form 10-K and Form 10-Q and subsequent filings made with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements. 15 Risk factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its most recent Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject. If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected.

16 The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance. 16 Certain Non-GAAP Financial Information In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, gross profit, operating income, income before income taxes, provision for income taxes, net income, noncontrolling interests, net income attributable to shareholders, net income per share on a diluted basis, effective tax rate, return on working capital, and return on invested capital. These non-GAAP measures are adjusted for the impact of changes in foreign currencies (referred to as "changes in foreign currencies") by re-translating prior period results at current period foreign exchange rates, identifiable intangible asset amortization, restructuring, integration, and other charges, and net gains and losses on investments. Management believes that providing this additional information is useful to the reader to better assess and understand the company’s operating performance, especially when comparing results with previous periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. However, analysis of results on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth below.

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended April 2, 2022

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other[1]	Non-GAAP measure
Sales	$ 9,074,125	$ —	$ —	$ —	$ 9,074,125
Gross Profit	1,207,504	—	—	—	1,207,504
Operating income	510,376	9,018	4,898	—	524,292
Income before income taxes	478,356	9,018	4,898	(2,011)	490,261
Provision for income taxes	112,360	2,310	1,205	(486)	115,389
Consolidated net income	365,996	6,708	3,693	(1,525)	374,872
Noncontrolling interests	1,247	140	—	—	1,387
Net income attributable to shareholders	$ 364,749	$ 6,568	$ 3,693	$ (1,525)	$ 373,485
Net income per diluted share[2]	$ 5.31	$ 0.10	$ 0.05	$ (0.02)	$ 5.43
Effective tax rate	23.5 %				23.5 %

Three months ended April 3, 2021

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other[1]	Non-GAAP measure
Sales	$ 8,385,919	$ —	$ —	$ —	$ 8,385,919
Gross Profit	930,110	—	—	—	930,110
Operating income	299,503	9,326	5,709	—	314,538
Income before income taxes	268,254	9,326	5,709	(2,793)	280,496
Provision for income taxes	61,026	2,385	1,166	(672)	63,905
Consolidated net income	207,228	6,941	4,543	(2,121)	216,591
Noncontrolling interests	907	150	—	—	1,057
Net income attributable to shareholders	$ 206,321	$ 6,791	$ 4,543	$ (2,121)	$ 215,534
Net income per diluted share[2]	$ 2.72	$ 0.09	$ 0.06	$ (0.03)	$ 2.84
Effective tax rate	22.7 %				22.8 %

Three months ended December 31, 2021

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other[1]	Non-GAAP measure
Sales	$ 9,016,077	$ —	$ —	$ —	$ 9,016,077
Gross Profit	1,196,378	—	—	—	1,196,378
Operating income	511,932	9,086	3,754	—	524,772
Income before income taxes	479,326	9,086	3,754	(2,046)	490,120
Provision for income taxes	107,838	2,337	854	(492)	110,537
Consolidated net income	371,488	6,749	2,900	(1,554)	379,583
Noncontrolling interests	280	143	—	—	423
Net income attributable to shareholders	$ 371,208	$ 6,606	$ 2,900	$ (1,554)	$ 379,160
Net income per diluted share[2]	$ 5.26	$ 0.09	$ 0.04	$ (0.02)	$ 5.37
Effective tax rate	22.5 %				22.6 %

ARROW

(1) Other includes gain on investments, net.

(2) The sum of the components for non-GAAP diluted EPS may not agree to totals, as presented, due to rounding.

17

18 18 Return on Working Capital Reconciliation ($ in thousands) QUARTER ENDED April 2, 2022 April 3, 2021 Numerator: (unaudited) (unaudited) Consolidated operating income, as reported $ 510,376 $ 299,503 x4 x4 Annualized after-tax consolidated operating income, as adjusted $ 2,041,504 $ 1,198,012 Non-GAAP consolidated operating income $ 524,292 $ 314,538 x4 x4 Annualized non-GAAP consolidated operating income $2,097,168 $ 1,258,152 Denominator: Accounts receivable, net 10,621,942 8,503,010 Inventories 4,645,116 3,275,389 Less: Accounts payable 9,110,391 7,045,759 Working capital 6,156,667 4,732,640 Return on working capital 33.2% 25.3 % Return on working capital (non-GAAP) 34.1% 26.6%

19 19 Return on Invested Capital Reconciliation (1) Operating income, as reported, and non- GAAP operating income is adjusted for noncontrolling interest and equity in losses of affiliated companies to include the pro-rata ownership of non-wholly owned subsidiaries. (2) The tax effect is calculated by applying the effective tax rate for the three months ended April 2, 2022 and April 3, 2021 to consolidated operating income, as adjusted less interest expense. (3) The tax effect is calculated by applying the non-GAAP effective tax rate for the three months ended April 2, 2022 and April 3, 2021 to non-GAAP consolidated operating income, as adjusted less interest expense. (4) The quarter ended average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two. ($ in thousands) QUARTER ENDED April 2, 2022 April 3, 2021 Numerator: (unaudited) (unaudited) Consolidated operating income, as reported $ 510,376 $ 299,503 Equity in earnings of affiliated companies(1) 843 844 Less: Noncontrolling interests (1) 1,247 907 Consolidated operating income, as adjusted 509,972 299,440 Less: Tax effect(2) 120,083 68,311 After-tax consolidated operating income, as adjusted 389,889 231,129 x4 x4 Annualized after-tax consolidated operating income, as adjusted $ 1,559,556 $ 924,516 Non-GAAP consolidated operating income $ 524,292 $ 314,538 Equity in earnings of affiliated companies(1) 843 844 Less: Noncontrolling interests (1) 1,247 907 Non-GAAP consolidated operating income, as adjusted 523,888 314,475 Less: Tax effect(3) 123,584 71,859 After-tax non-GAAP consolidated operating income, as adjusted 400,304 242,616 x4 x4 Annualized after-tax non-GAAP consolidated operating income, as adjusted $ 1,601,216 $ 970,464 Denominator: Average short-term borrowings, including current portion of long-term debt(4) $ 350,009 $ 259,980 Average long-term debt(4) 2,517,631 2,000,894 Average total equity(4) 5,384,865 5,181,700 Less: Average cash and cash equivalents 232,493 300,658 Invested capital $ 8,020,012 $ 7,141,916 Return on invested capital 19.4% 12.9 % Return on invested capital (non-GAAP) 20.0% 13.6%